UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2013

LUSTROS INC.

(Exact name of Registrant as specified in its charter)

Utah	000-30215	45-5313260
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

9025 Carlton Hills Blvd. Ste. A Santee, CA 92071 (Address of principal executive offices) Phone: (619) 449-4800 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 15, 2013, Lustros Inc. (the “Company”) entered into a Unit Purchase Agreement (the “Unit Purchase Agreement”) with several accredited investors pursuant to which an initial closing has occurred with respect to which certain accredited investors purchased a total of 968,750 units at a purchase price of $.80 per unit, for a total purchase price of $775,000. Each unit (“Unit”) consists of five shares of common stock of the Company and one warrant to purchase a share of common stock of the Company (“Warrant”). The Unit Purchase Agreement allows for sales of up to $1,500,000 aggregate purchase price for the Units, and the Company may have one or more subsequent closings until it reaches the $1,500,000 limit.

The shares purchased in conjunction with the Units will be registered on a resale registration statement to be filed by the Company in conjunction with a registration rights agreement which was executed in connection with the Unit Purchase Agreement. This registration statement is required to be filed within 30 days of the closing date as contemplated by the Unit Purchase Agreement.

Each Warrant issued in connection with the units bears a $0.25 per share exercise price and expires on the third anniversary of the date of issuance. If at any time the volume weighted average price as reported on Bloomberg, LP on the OTCQB or other principal market for the Company’s common stock for one share of the Company’s common stock is more than $.50 (as adjusted for stock splits and reverse splits) for a period of thirty (30) consecutive calendar days, the Company, may, upon twenty (20) business days prior written notice, repurchase this Warrant in whole or in part, whether or not the actual Warrant is tendered to the Company, at a purchase price of $.001 per share represented by the portion of the Warrant being repurchased, which payment must be made by the Company to the Warrantholder no later than 5 PM Pacific standard time on the 15th business day following the date of tender of written notice by the Company to the Warrantholder to repurchase such Warrant.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the information provided under item 1.01 of this Report, which is incorporated herein by this reference. All issuances of the Company’s securities pursuant to the above have been made, or will be made, in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended and Regulation D, as amended, as promulgated under the Securities Act of 1933, and all investors in the above referenced transaction are accredited investors as such term is defined in Regulation D. No general solicitation or advertising was used in connection with the sale of such securities, and the Company has imposed appropriate limitations on resales.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit	Description
10.1	Unit Purchase Agreement between Lustros Inc. and various accredited investors dated November 15, 2013.
10.2	Form of Warrant.
10.3	Registration Rights Agreement between Lustros Inc. and the above referenced accredited investors dated November 15, 2013

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUSTROS INC.
Date: November 20, 2013	By: /s/ Trisha Malone
Trisha Malone
Chief Financial Officer

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